PRE-14A

UNITEDSTATES
SECURITIESANDEXCHANGECOMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material under § 240.14a -12

ALTERNET SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ALTERNET SYSTEMS, INC.
2665 South Bayshore Drive
Suite 301
Miami, Florida 33133

NOTICE OF SOLICITATION OF WRITTEN CONSENTS TO ACTION

TO ALL STOCKHOLDERS OF ALTERNET SYSTEMS, INC.:

This notice of written consent solicitation statement (“Consent Solicitation Statement”) of Alternet Systems, Inc., a Nevada corporation (the “Company”), will be available for all shareholders of the Company to read on the Company’s web site (www.alternetsystems.com) and Notice of the Internet Availability of the Consent Solicitation Statement will be mailed on or about February [*], 2013, to the stockholders of record, as of December 31, 2012, pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of written consents by the Company for approval of (1) an amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock (the “Authorized Stock Amendment”), (2) an amendment to the Company’s Articles of Incorporation to add a class of preferred stock (the “Preferred Stock Amendment”), and (3) the adoption of the Alternet Systems Inc. 2012 Incentive Stock and Option Plan (the “Plan”).

Notice is hereby given that the holders of a majority of the shares outstanding of the Company’s Common Stock (as of December 31, 2012) may act by written consent to approve the following action in lieu of a Special Meeting of Shareholders:

A.	To approve the amendment of the Articles of Incorporation of the Company to increase the number of shares of authorized stock from 100,000,000 shares to 510,000,000 shares;

B.

To approve the amendment of the Articles of Incorporation of the Company to authorize the creation of 10,000,000 of the 510,000,000 authorized shares as “blank check” preferred stock to be designed in such series or classes as the Board of Directors of the Corporation shall determine; and

C.	To approve the adoption of the Alternet Systems Inc. 2012 Incentive Stock and Option Plan.

The Board of Directors has fixed the close of business on December 31, 2012 as the record date (the ‘‘Record Date’’) for determining shareholders entitled to notice of the solicitation of written consents. Only shareholders of record of the Company’s Common Stock at the close of business on December 31, 2012, are entitled to take action on the proposals discussed in the Consent Solicitation Statement.

The Authorized Stock Amendment, the Preferred Stock Amendment, and the Plan have been approved by the Board of Directors. The action of the Board is subject to the approval of our shareholders. There will be no shareholders’ meeting to take action, and instead the Company is requesting that you fill out and return the consent card attached to the Consent Solicitation Statement in order for the shareholders to take action on the proposals set forth herein.

PLEASE BE ASSURED THAT YOUR CONSENT IS IMPORTANT. TO ENSURE THAT YOUR CONSENT WILL BE COUNTED TOWARD THE NUMBER OF SHARES NECESSARY FOR MAJORITY CONSENT, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT FORM AND RETURN TO THE COMPANY VIA THE INSTRUCTIONS SET FORTH ON THE CONSENT FORM.

February [*], 2013.

Chairman of the Board

By:	/s/ Henryk Dabrowski
Chairman

ALTERNET SYSTEMS, INC.
2665 South Bayshore Drive
Suite 301
Miami, Florida 33133
Phone: 786-265-1840

WRITTEN CONSENT SOLICITATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES ACT OF 1934,
AS AMENDED, AND REGULATION 14 AND SCHEDULE 14A THEREUNDER

INTRODUCTION

This written consent solicitation statement (“Consent Solicitation Statement”) of Alternet Systems, Inc., a Nevada corporation (the “Company”), will be available for all shareholders of the Company to read on the Company’s web site (www.alternetsystems.com) and Notice of the Internet Availability of the Consent Solicitation Statement will be mailed on or about February [*], 2013, to the stockholders of record, as of December 31, 2012, pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.

The action described below will be approved by written consent if holders holding a majority of the shares of common stock (as of December 31, 2012) of the Company submit written consents in favor of such actions. There will be no shareholders’ meeting to take action, and instead the Company is requesting that you fill out and return the consent card attached to this Statement in order for the shareholders to take action on the proposals set forth herein.

Notice is hereby given that the holders of a majority of the shares outstanding of the Company’s Common Stock (as of December 31, 2012) may act by written consent to approve the following action in lieu of a Special Meeting of Shareholders:

A.	To approve the amendment of the Articles of Incorporation of the Company to increase the number of shares of authorized stock from 100,000,000 shares to 510,000,000 shares;

B.

To approve the amendment of the Articles of Incorporation of the Company to authorize the creation of 10,000,000 of the 510,000,000 authorized shares as “blank check” preferred stock to be designed in such series or classes as the Board of Directors of the Corporation shall determine; and

C.	To approve the adoption of the Alternet Systems Inc. 2012 Incentive Stock and Option Plan.

The Board of Directors has fixed the close of business on December 31, 2012 as the record date (the ‘‘Record Date’’) for determining shareholders entitled to consider this Consent Solicitation Statement. Only shareholders of record of the Company’s Common Stock at the close of business on December 31, 2012, are entitled to take action on the proposals discussed in this Consent Solicitation Statement.

This Consent Solicitation Statement relates to the above-described action. Please read this Statement. It describes the essential terms of the amendment to the Articles of Incorporation as well as other information about the Company. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

As of the close of business on the record date we had 89,056,212 shares of common stock outstanding. The approval of a majority of all outstanding shares is required for us to be able to amend our Article of Incorporation. Our Board of Directors approved the Authorized Stock Amendment, the Preferred Stock Amendment, and the Plan on September 21, 2012. The proposed amendment to the Articles of Incorporation increasing the authorized shares and authorizing of “blank check” preferred stock is set forth in the Certificate of Amendment attached to this Statement as Exhibit A. The Alternet Systems Inc. 2012 Incentive Stock and Option Plan is attached to this Statement as Exhibit B.

A special meeting of the stockholders to approve the Amendment and the Plan is not required under Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.930 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company determined to solicit the written consent of the majority stockholders of the Company.

Only one Notice of Internet Availability is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability to a stockholder at a shared address to which a single copy of the Notice was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Notice or by calling our principal executive offices at (786) 265-1840. If multiple stockholders sharing an address have received one copy of the Notice of Internet Availability and would prefer us to mail each stockholder a separate copy of future mailings, you may send notifications to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

Our Board of Directors believes that the increase in the number of authorized shares of our common stock is necessary to make available shares of common stock for future issuance by allowing the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital. As of December 31, 2012, we have 89,056,212 shares of common stock outstanding and are authorized to issue 100,000,000 shares, leaving only 10,943,788 shares available for future issuances. The board would like the flexibility of having additional shares available for issuance in order to allow it to issue shares of stock in lieu of cash payments for services provided by third parties and employees, thus allowing it to preserve its cash. In addition, the board may sell securities from time to time to raise money needed to continue its operations. Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Our Board of Directors may authorize the issuance of any shares of Common Stock authorized but unissued without further shareholder approval. The issuance of such shares of common stock will be upon such terms as the Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of the existing shareholders and may adversely affect the market price for the common stock.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

In the event that the Amendment is approved by written consents of the shareholders, the Company intends to move forward with a best efforts private placement underwriting for the sale of an amount of common stock that will raise up to $10,000,000. The transaction will involve the issuance of common shares of the Company pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (17 CFR §230.501 et seq.) and, therefore, the shares will be restricted securities as defined in Regulation D. The stock certificates that will be issued will bear a legend that states the shares have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, they are being sold pursuant to an exemption from registration, and they may be re-sold only pursuant to either a registration statement or an exemption from registration. Neither the number of shares nor the offering price are determinable at this time. The securities will be priced based on several factors, including the then-current market price and market conditions. Because the offering price is not known at this time and the offering will be on a best efforts basis, neither the number of shares to be issued nor the amount of consideration to be received by the Company from the offering are determinable at this time. The reason for the transaction is to raise capital to fund ongoing operations, including the expansion of new and existing markets. The issuance of the securities will have no effect upon the rights of existing security holders, other than the dilutive nature of the transaction.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO CREATE BLANK CHECK PREFERRED STOCK

The amendment to our Articles of Incorporation will create 10,000,000 authorized shares of “blank check” preferred stock. Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation, or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment will create 10,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance. The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change a voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders. The Amendment to the Articles of Incorporation would give our Board of Directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

The Amendment to the Articles of Incorporation will provide our Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock of Common Stock and, without limitations, may include the issuance for cash as a means of obtaining capital for use by our Company, or issuance as part or all of the consideration required to be paid by our Company for acquisitions of other businesses or assets.

Issuance by our Company of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issues. The newly authorized shares of Preferred Stock could also have voting superior to the Common Stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage proposed transaction in a manner that best serves the shareholders’ interest.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.

ADOPTION OF THE 2012 INCENTIVE STOCK AND OPTION PLAN

The Board has executed a written consent approving the Alternet Systems 2012 Incentive Stock and Option Plan (the “Plan”). It is common for a corporation to adopt an incentive plan in order to attract, retain, and motivate capable and talented members of management. The Board believes that the Company’s growth and success will depend upon its ability to obtain and retain the services of key employees of the highest skills and competence. In order to obtain and retain such employees, and in order to provide incentives for effective service and high-level performance, the Company desires to adopt the Plan.

The purpose of this Plan is to provide a means whereby the Company can attract, motivate, and retain key employees who can contribute materially to the Company's growth and success and to facilitate the acquisition of common shares of the Company ("Shares") by key employees through direct grants of either Shares or options on Shares (“Options”), so that such key employees will more closely identify their interests with those of the Corporation and its shareholders.

All grants under the Plan will be completely discretionary with the Board of Directors. The only persons who will be eligible to participate are officers and employees of the Company and its subsidiaries. Non-employee board members are not eligible to participate. At this time, the number of potential participants is approximately 20 persons. The Plan will be administered by the Board of Directors. The amount of shares that may be granted under the Plan shall not exceed 5% of the total authorized number of shares. All grants under the Plan are subject to a three-year vesting schedule. All grants are subject to anti-dilution provisions. The Board of Directors may alter, amend, suspend, or terminate the Plan.

The Plan can be amended by the Board of Directors without a vote of the shareholders, except that the approval of a majority of the shareholders is necessary to (1) increase the aggregate number of shares for which grants may be made under the Plan, (2) decrease the exercise price at which an option may be offered, (3) materially modify the requirements for eligibility for participation, or (4) alter or impair, without the participant=s consent, the rights or obligations under any grant previously granted.

It is unknown what grants would have been made in the last fiscal year because the amount and timing of grants, if any, is in the discretion of the Board of Directors. At this time, it cannot be determined who will receive grants or the quantity of the shares represented by any such grants. However, the grants will be made only to employees of the Company and its subsidiaries.

No funds are necessary to fund the Plan. The estimated annual payments to be made with respect to current services are nominal and would involve only the payments to the transfer agent for services in connection with the issuance of shares.

Under the Plan, the Board of Directors does have the discretion to issue grants of options on the common stock of the Company. The prices, expiration dates and other material conditions upon which the options may be exercised have not been determined and, once again, would be in the discretion of the Board of Directors. The market value of the securities underlying the options fluctuates daily and is traded under the symbol ALYI. The federal income tax consequences of the issuance and exercise of such options to the recipient is that the grant must be treated as income and to the registrant is that the grant must be treated as an item of expense in accordance with applicable provisions of the Code.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On September 21, 2012, our board of directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to (i) increase the number of shares of authorized stock from 100,000,000 shares to 510,000,000 shares, (ii) authorize the creation of 10,000,000 of the 510,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine, and (iii) approve and adopt the Alternet Systems 2012 Incentive Stock and Option Plan.

The information contained in this Consent Solicitation Statement constitutes the only notice we will be providing stockholders.

NO DISSENTER’S RIGHTS

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to our Amendment, and we will not independently provide our stockholders with any such right.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 89,056,212 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders. Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock. The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables list, as of December 31, 2012, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each person who served as an officer and director of the Company during the last fiscal year, and (iii) all officers and directors as a group during the last fiscal year. Information relating to the beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has a sole voting and investment power.

The percentages below are calculated based on 89,056,212 shares of Common Stock issued and outstanding. With the exception of the 6,009,863 warrants outstanding, there are no options or other securities convertible into shares of common stock. Unless otherwise indicated, the business address of such person is c/o 2665 South Bayshore Drive, Suite 301, Miami, Florida 33133.

As of December 31, 2012, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its common stock except as described below.

		Number of
Shareholder	Position	Shares	%
Flow Capital, LLC	Investor	6,683,104	7.5%
Henryk Dabrowski	Director & CEO	5,819,930	6.5%
Yachan Holdings Int’l	Investor	4,520,217	5.1%
Fabio Alvino	Director & VP Business Development	4,483,092	5.0%
Total		21,506,343	24.1%

The percentage above does not reflect warrants Flow Capital holds to purchase 2,009,863 shares. If it exercises all of its warrants, Flow Capital will own 9.5% of the then outstanding shares.

The following table sets forth, as of December 31, 2012, information as to the shares concerning the equity ownership of the Company’s directors and named executive officers individually and as a group.

		Number of
Shareholder	Position	Shares	%
Henryk Dabrowski	Director & CEO	5,819,930	6.5%
Fabio Alvino	Director & VP Business Development	4,483,092	5.0%
Robin Bjorklund	Director	4,258,170	4.8%
Michael Viadero	CFO	2,078,000	2.3%
Total		16,639,192	18.6%

DISTRIBUTION OF CONSENT SOLICITATION STATEMENT

The Company will pay the costs of distributing the Notice of Internet Availability of this Consent Solicitation Statement to our stockholders. The distribution of the Notice will be made by U.S. mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION BY REFERENCE

We “incorporate by reference” into this Consent Solicitation Statement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC:

•	Form 10-K for period ending December 31. 2011.

•	Form 10-K/A for period ending December 31. 2011.

•	Form 10-Q for period ending September 30, 2012.

•	Form 10-Q for period ending June 30, 2012.

•	Form 10-Q for period ending March 31, 2012.

We will be posting these items on our website for you to read and print. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

ALTERNET SYSTEMS, INC.
2665 South Bayshore Drive
Suite 301
Miami, Florida 33133
TOLL FREE 888-823-8494

CONCLUSION

As a matter of regulatory compliance, we are sending you this Consent Solicitation Statement which describes the purpose and effect of the Amendment and the Plan. This Consent Solicitation Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

For the Board of Directors of
Alternet Systems, Inc.

By:	/s/ Henryk Dabrowski
Chairman

Dated: February [*], 2013.

WRITTEN CONSENT OF SHAREHOLDERS OF ALTERNET SYSTEMS, INC.

The undersigned shareholder(s) of Alternet Systems, Inc. (the “Company”) hereby:

1.	Proposal to increase Authorized Shares from 100,000,000 to 510,000,000 shares (check one):

[ ]	CONSENTS
[ ]	DOES NOT CONSENT
[ ]	ABSTAINS

2.	Proposal to Authorize Preferred Shares (check one):

[ ]	CONSENTS
[ ]	DOES NOT CONSENT
[ ]	ABSTAINS

3.	Proposal to Approve Alternet Systems 2012 Incentive Stock and Option Plan (check one):

[ ]	CONSENTS
[ ]	DOES NOT CONSENT
[ ]	ABSTAINS

By signing this written consent, a shareholder of the Company shall be deemed to have voted all shares of the Company’s common stock which he or she or it is entitled to vote in accordance with the specifications made above.

If a shareholder signs and returns this written consent, but does not indicate thereon the manner in which the shareholder wishes to vote the shareholder’s shares with respect to the proposals described above, then such shareholder will be deemed to have given affirmative written consent in favor of the proposals.

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO TERMINATION OF THE SOLICITATION PERIOD BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE COMPANY’S SECRETARY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT IN FAVOR OF APPROVAL OF THE AMENDMENT AND THE PLAN.

(Number of Shares)	(Date)

(Print Name of Shareholder)	(Print Name of Joint Shareholder

(Signature of Shareholder)	(Signature of Joint Shareholder)

Please date this written consent and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

PLEASE RETURN THIS CONSENT BY ANY OF THE FOLLOWING METHODS:

• MAIL: Alternet Systems, Inc., 2665 South Bayshore Drive, Suite 301, Miami, Florida 33133
• FACSIMILE: 786-513-2887.
• EMAIL: ir@alternetsystems.com

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.	Name of corporation:

Alternet Systems, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article four is hereby amended to read in its entirety as follows:

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is Five Hundred and Ten million (510,000,000) shares, consisting of Five Hundred million (500,000,000) shares of common stock, par value $0.00001 per share, and Ten million (10,000,000) shares of preferred stock, par value $0.00001 per share (“Preferred Stock”). The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Total Shares voted in favor:	___________________

Total Voting Shares outstanding:	___________________

Percentage of Shares voted in favor:	___________________

4.	Effective date of filing (optional): 20 days after a majority of the shareholders has delivered written consents approving this amendment to the Company.

5.	Signature:

Henryk Dabrowski, Chairman

EXHIBIT B

ALTERNET SYSTEMS, INC.

2012 INCENTIVE STOCK AND OPTION PLAN

          Section 1.           Purpose. Alternet Systems, Inc., a Nevada ("Corporation"), believes that its growth and success will depend upon its ability to attract and retain the services of key employees of the highest skills and competence. In order to attract and retain such employees, and in order to provide incentives for effective service and high-level performance, the Corporation desires to adopt this Alternet Systems 2012 Incentive Stock and Option Plan (the "Plan"). The purpose of this Plan is to provide a means whereby the Corporation can attract, motivate, and retain key employees who can contribute materially to the Corporation's growth and success and to facilitate the acquisition of common shares of the Corporation ("Shares") by key employees through direct grants of either Shares or options on Shares (“Options”), so that such key employees will more closely identify their interests with those of the Corporation and its shareholders.

          Section 2.           Shares Subject To the Plan. The Shares subject to the Plan shall be Shares of the Corporation's authorized but unissued or reacquired common Shares. Subject to the adjustments described in Section 6 of the Plan, the aggregate number of Shares that may be granted either directly or through Options pursuant to the Plan may not exceed 5% of the total authorized number of Shares.

          Section 3.           Eligibility for Award. The persons who shall be eligible to receive an award under the Plan are such key employees (including officers, whether or not they are directors) of the Corporation who may be selected from time to time by the board of directors of the Corporation ("Board"). A member of the Board shall not be eligible for an award of Shares or Options under the Plan unless such member is also an employee of the Corporation.

            Section 4.           Administration of the Plan. The Plan shall be administered by the Board. More than one grant may be made to the same employee.

            Section 5.           Terms and Conditions of Grants. Any Shares or Options awarded under the Plan shall be evidenced by a Stock Grant Agreement ("Agreement") in such form as the Board shall from time to time approve. All such Agreements shall comply with and be subject to the following terms and conditions:

                           5.1.           Number of Shares. Each Agreement shall state the number of Shares or Options subject to the grant.

                           5.2.           Three-Year Vesting. Any Shares or Options granted under the Plan shall vest over a period of three (3) years, with one-third of the Shares or Options vesting on January 1 of the year of the grant, one-third on January 1 of the subsequent year, and the final one-third on January 1 of the second year. In order to receive the Shares on a vesting date or to exercise Options after they have vested, the Employee must be employed by the Corporation on the vesting date and the exercise date. If an Employee is not employed on the vesting date or the exercise date, the Shares or Options that would have vested or been exercised shall be forfeited.

                           5.3.           Determination of Fair Market Value and Tax Consequences. The fair market value per Share or Options shall be determined by the Board in good faith at the time the Shares or options vest. Pursuant to applicable State and federal tax laws, the vesting may be deemed income to the Employee and the Corporation will issue all forms required by State and federal laws, including the Internal Revenue Service, in connection with the issuance or vesting. The Employee shall be responsible for payment of all taxes that are associated with the granting or vesting of any Shares or Options in favor of the Employee under the Plan.

                           5.4. Buy-Back if Employee Works for a Competitor. If any Employee who has received Shares or Options under the Plan becomes employed by or consults for a competitor of the Corporation, the Corporation shall have the right to (a) purchase the Shares (that the Employee received either directly or through the exercise of Options granted under the Plan) from the Employee at a price equal to the fair market value at the time of vesting set forth in section 5.3 and to cancel those Shares and (b) cancel any Options that were previously granted but not yet exercised. The Share buy-back price shall be adjusted accordingly in the event of an adjustment pursuant to Section 6 of this agreement.

                           5.5.           Securities Law Restrictions. All Agreements shall provide that:

                                        a.           If the Board at any time determines that registration or qualification of the Shares or any Share under state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, then the Options on Shares may not be exercised, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board; and

                                         b.           Any person receiving a grant of Shares or exercising an Option to purchase Shares may be required by the Corporation to give a written representation that he or she is acquiring such Shares for his or her own account for investment and not with a view to the distribution of such shares.

                        5.6.           Nontransferability. Shares and Options that have been granted under the Plan but not vested and Options that have vested but not been exercised shall not be transferable and may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such Share, Option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Shares or Options, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Share, Option, right, or privilege, the Shares and such Options shall immediately become null and void.

                        5.7.           Option Exercise Price. The exercise price of any Options granted under the Plan shall be established at the time of grant in the discretion of the Board; provided however, in no event shall the exercise price be lower than the current market price of the Shares on the date of the grant.

                        5.8.           Time to Exercise Options. The time in which any Options granted under this Plan may be exercised shall commence on the date the Options vest and expire on the date that is five (5) years from the date of vesting.

                        5.9.           Other Provisions. Any Agreement may contain such other or additional terms and provisions as may be determined by the Board to be consistent with the Plan, or necessary or desirable to comply with the provisions of applicable laws, rules or regulations.

          Section 6.           Anti-Dilution Provisions. The number and kind of Shares receivable upon the vesting of any Share or exercise of any Options under the Plan shall be subject to adjustment from time to time as follows:

                        6.1.           In case the Corporation shall (i) pay a dividend or make a distribution on the outstanding Shares payable in Shares, (ii) subdivide the outstanding Shares into a greater number of Shares, (iii) combine the outstanding Shares into a lesser number of Shares, or (iv) issue by reclassification of the Shares any Shares of the Corporation, the Employee who has been granted Shares or Options under the Plan that have not yet vested shall thereafter be entitled to receive the number and kind of shares which, if the Shares or Options had vested immediately prior to the happening of such event, the Employee would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following (x) the record date of such dividend or distribution or (y) the day upon which such subdivision, combination, or reclassification shall become effective.

                        6.2.           In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, all unvested Shares or Options that have been granted under the Plan shall immediately vest upon such consolidation, merger, sale, or conveyance.

          Section 7.           Right To Continued Employment. The granting of a Share or an Option under the Plan does not confer upon the Employee any right to be continued in the employment of the Corporation.

          Section 8.           Amendment and Discontinuance. The Board may alter, amend, suspend, or terminate the Plan, provided that the Board may not without further approval by the holders of a majority of the outstanding Shares of the Corporation entitled to vote:

                         8.1.           increase the aggregate number of Shares for which Shares or options on Shares may be granted under the Plan (except for adjustments pursuant to Section 6);

                         8.2.           decrease the exercise price at which Options may be offered;

                         8.3.           materially modify the requirements as to eligibility for participation in the Plan; or

                         8.4.           alter or impair, without the Employee's consent, the rights or obligations under any grant previously granted pursuant to the Plan.

          Section 9.           Term of Plan and Effective Date. The Plan shall not become effective until (a) it is approved by (i) the Board of Directors of the Corporation and (ii) the holders of a majority of the outstanding Shares of the Corporation entitled to vote, and (b) 20 days after the date an Information Statement is mailed to the shareholders.